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                                                                   Exhibit 16(b)

                                Merrill Lynch Phoenix Fund, Inc.
                                                Class B
                                             Total Return



                                                             Period from
                                                             10/21/88          Annual
                                                             (inception)       Total
                                                             to 7/31/89        Return*
                                                             ----------        ------
             Initial Investment                              $1,000.00         $1,000.00

             Divided by Net Asset Value                          11.96             11.96
                                                             ---------         ---------
             Equals Shares Purchased                             83.61             83.61

             Plus Shares Acquired through
               Dividend Reinvestment                              1.65              1.65
                                                             ---------         ---------
             Equals Shares Held
               at 7/31/89                                        85.26             85.26

             Multiplied by Net Asset
               Value at 7/31/89                                  13.32             13.32
                                                             ---------         ---------
             Equals Ending Value before
               deduction for contingent
               deferred sales charge                          1,135.66          1,135.60

             Less deferred sales charge                         (39.26)             0.00
                                                             ---------          ---------
             Equals Ending Redeemable
               Value of a $1,000
               Investment (ERV)                              $1,096.40         $1,135.60
                                                             ---------         ---------
             Divided by $1,000 (P)                              1.0964            1.1356

             Subtract 1                                         0.0964            0.1356

             Expressed as a percentage
               equals the Aggregate Total
               Return for the Period (T)                        9.64%
                                                             ========
             Expressed as a percentage
               equals the Aggregate Total
               Return for the Period                                                13.56%
                                                                               ===========
             ERV divided by P                                   1.0964

             Raise to the power of                             1/.7853

             Equals                                             1.1243

             Subtract 1                                         0.1243

             Expressed as a percentage
               equals the Average
               Annualized Total Return                          12.43%
                                                             =========
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